UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7210 Frederick-Banting, Suite 100 St-Laurent, Québec, Canada	H4S 2A1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the date of the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”), the Board of Directors (the “Board”) of Repare Therapeutics Inc., a corporation governed by the Business Corporations Act (Québec) (the “Company”) approved a change to the Company’s non-employee director compensation policy to amend the equity compensation component of the policy annually, based upon review and recommendation of market data by the Company’s Compensation Committee and its compensation consultant of peers in the Company’s industry. Any amendments to the equity compensation to be awarded under the non-employee director compensation policy will take effect as of the next annual meeting of shareholders.

Initial Award

Each new non-employee director who first joins the Board will automatically, upon the date of his or her initial election or appointment to be a non-employee director, be granted an initial, one-time equity award of options to purchase 98,000 common shares, referred to as the initial grant. One-third of each initial grant will vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments thereafter until the third anniversary of the date of grant.

Annual Awards

On the date of each annual meeting of the shareholders of the Company, each non-employee director who continues to serve will automatically be granted an option to purchase 49,000 common shares, which will vest in equal monthly installments over the 12 months following the date of grant, subject to (i) the non-employee director’s continuous service through each applicable vesting date and (ii) that no annual award will be granted to a non-employee director in the same calendar year that such director received his or her initial grant.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2022, the Company held its Annual Meeting of Shareholders. At the Annual Meeting, the Company’s shareholders voted on the four proposals set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2022.

Proposal 1 - Election of Directors

David Bonita, M.D., Thomas Civik and Carol A. Schafer were each elected to serve as a Class II director of the Board until the 2025 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. The votes cast were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Bonita, M.D.	29,063,600	8,077,731	1,570,300
Thomas Civik	37,134,351	6,980	1,570,300
Carol A. Schafer	31,524,237	5,617,094	1,570,300

Proposal 2 - Approval, on an Advisory Basis, of the Compensation Paid to the Company’s Named Executive Officers

The Company’s shareholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers, by the following votes cast:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,014,595	125,277	1,459	1,570,300

Proposal 3 - Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers

The Company’s shareholders voted for one year in a non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, by the following votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
37,008,108	3,257	129,446	520	1,570,300

Proposal 4 - Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, and authorized the Board to fix Ernst & Young LLP’s remuneration, by the following votes:

Votes For	Votes Against	Abstentions
38,706,445	3,310	1,876

There were no broker non-votes with respect to Proposal 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal
President and Chief Executive Officer

Dated: May 16, 2022